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                                                                   EXHIBIT 31(b)
                                 CERTIFICATIONS

I, Subramanian Krishnan, certify that:

     1. I have reviewed this annual report on Form 10-K/A of Digi International Inc.; and

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  December 8, 2005
                                            /s/ Subramanian Krishnan
                                            ------------------------------------
                                            Subramanian Krishnan
                                            Senior Vice President, Chief
                                            Financial Officer and Treasurer